UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

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DYNAMIC NATURAL RESOURCES, INC.

(Name of Registrant As Specified in Charter)

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DYNAMIC NATURAL RESOURCES, INC.

78 South Street

Suite 202

Wrentham, MA 02093

Dear Shareholders:

We are writing to advise you that we have taken and intend to undertake the following actions as was approved on April 1, 2008, by our Board of Directors and with the consent of our majority shareholders:

1.

Approve the Share Exchange Agreement providing for the merger of Universal Tracking Solutions, Inc. (“UTS”) with a subsidiary of the Company formed for this purpose, which requires the issuance of 7,082,500 shares of Company common stock to UTS shareholders and a reverse split of the Company’s common stock on a 1:10 basis as a condition to closing (see “Action 3” below for more information);

2.	Approve the issuance of a dividend of restricted common stock on a 10:1 ratio to the holders of record on September 15, 2006; and
3.	Approve a reverse-split of one (1) share for every ten (10) shares of the Company’s issued and outstanding common stock with a record date of April 15, 2008.

The following table illustrates the dilutive effects of the three proposed corporate actions:

	Pre-Split Number of Shares		%	Post-Split Number of Shares	%
Shareholders of record on April 15, 2008	30,840,334		40.7	3,084,033	21.8
Shareholders of record on Sept. 15, 2006	40,000,000	(1)	59.3	4,000,000	28.2
Former UTS shareholders	0		0	7,082,500	50.0
(1)	Represents additional shares issued to shareholders of record as of September 15, 2006.

We have issued 40,000,000 restricted shares pre-split (4,000,000 shares post-split) as a stock dividend to shareholders of record as of September 15, 2006, and we will be issuing 7,082,500 restricted shares (post-split) to UTS shareholders as part of the proposed merger of UTS with a Company subsidiary.  On April 16, 2008, we effected the reverse-stock split. Accordingly, the cumulative effect of the three corporate actions on the shareholders of record as of April 15, 2008 will be a dilution of their percentage ownership from 40.7% of the Company to 21.8% of the Company.

The merger of UTS will not become effective until the filing with the Nevada Secretary of State of articles and a plan of merger at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with §78 of the Nevada Revised Statutes and Rule 14C of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about September 16, 2008.

Please feel free to call us at (508) 463-6290 should you have any questions on the enclosed Information Statement.

For the Board of Directors of DYNAMIC NATURAL RESOURCES, INC.

By:	/s/ Scott Masse
Scott Masse, CEO

DYNAMIC NATURAL RESOURCES, INC.

78 South Street

Suite 202

Wrentham, MA 02093

Telephone: (508) 463-6290

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IN GENERAL

This Information Statement is being furnished to the shareholders of Dynamic Natural Resources, Inc. in connection with a Board of Directors resolution and the written consent of a majority of our shareholders authorizing the following three corporate actions:

1.

Approve the Share Exchange Agreement providing for the merger of Universal Tracking Solutions, Inc. (“UTS”) with a subsidiary of the Company formed for this purpose, which requires the issuance of 7,082,500 restricted shares of Company common stock to UTS shareholders and a reverse split of the Company’s common stock on a 1:10 basis as a condition to closing (see “Action 3” below for more information);

2.	Approve the issuance of a dividend of restricted common stock on a 10:1 ratio to the holders of record on September 15, 2006; and
3.	Approve a reverse-split of one (1) share for every ten (10) shares of the Company’s issued and outstanding common stock with a record date of April 15, 2008.

 The following table illustrates the dilutive effects of the three proposed corporate actions:

	Pre-Split Number of Shares		%	Post-Split Number of Shares	%
Shareholders of record on April 15, 2008	30,840,334		40.7	3,084,033	21.8
Shareholders of record on Sept. 15, 2006	40,000,000	(1)	59.3	4,000,000	28.2
Former UTS shareholders	0		0	7,082,500	50.0
(1)	Represents additional shares issued to shareholders of record as of September 15, 2006.

We have issued 40,000,000 restricted shares pre-split (4,000,000 shares post-split) as a stock dividend to shareholders of record as of September 15, 2006, and we will be issuing 7,082,500 restricted shares (post-split) to UTS shareholders as part of the proposed merger of UTS with a Company subsidiary.. On April 16, 2008, we effected the reverse-stock split. Accordingly, the cumulative effect of the three corporate actions on the shareholders of record as of April 15, 2008 will be a dilution of their percentage ownership from 40.7% of the Company to 21.8% of the Company.

Following the approval of the above corporate actions, the Company will be recapitalized.  The board resolution provides that: 1) the Company will acquire 100% of UTS’ issued and outstanding shares; UTS will merge with a newly created subsidiary of the Company, and the Company will issue shares to UTS’ current shareholders on a 1:1 basis, 2) the Company will effect a reverse-stock split prior to the UTS merger, and 3) Prior to the reverse stock split, the Company will issue a dividend of common stock to shareholders of record as of September 15, 2006.

The following table illustrates the effects of the reverse stock split and proposed merger with UTS on our issued and authorized common stock.

	Issued and Outstanding	Authorized and Reserved for Issuance	Authorized but Unreserved as a Result of Stock Split
Post reverse split	7,084,033	7,082,500	100,000,000
Post merger	14,166,533	0	100,000,000

 This action will become effective October 6, 2008, or as soon thereafter as practicable (the "Effective Date") in accordance with the written consent of the holders of a majority of our issued and outstanding voting securities in accordance with the relevant sections of the Nevada Revised Statutes.

 Our voting securities consist of solely our common stock and each share of common stock is entitled to one vote.  As of April 1, 2008, there were 30,840,334 shares of our common stock outstanding.

 The reverse split is not intended to take the Company private.

 There are no plans to acquire any other business with our stock.

POSSIBLE REGULATORY RISKS ASSOCIATED WITH UTS

UTS may have exposure for possible violations of securities laws in connection with its early financing activities. During the U.S. Securities and Exchange Commission’s (“SEC”) review of UTS’ Form SB-2 registration statement filed November, 2006, the SEC commented that UTS was not able to characterize the proposed securities transaction registration as a re-sale registration of its private placement shares because it did not qualify for certain claimed exemptions from registration. In effect, UTS’ intended private placement of securities  was an unregistered public offering for which a fixed-price registration statement was required.  Accordingly, UTS could have resulting regulatory exposure for non-compliance with the securities registration provisions of state or federal securities laws.  Nevertheless, UTS is proposed to  be a wholly-owned subsidiary of the Company after the above three corporate actions are executed. Accordingly, we believe that any regulatory exposure UTS may have would remain with UTS, but if a monetary sanction were imposed against UTS, such action could negatively impact the Company’s consolidated financial statements.

History of the Proposed Corporate Actions

UTS’ Prior Relationship with the Company

In July 2006, the Company participated in the founding of UTS as a subsidiary of the Company and for a brief period of time was its majority shareholder.  Soon thereafter, the Company published announcements that it was going to spin off UTS to the Company’s shareholders of record as of September 15, 2006.  Meanwhile, UTS had been raising private equity funds and had intended to register the private investors’ UTS shares for re-sale.  UTS had filed a registration statement with the SEC to register for resale the shares it sold in a private placement transaction. The poor timing of the Company’s announcements generated comments from the SEC indicating that the private placement was not exempt from registration. That led UTS to conclude that it and its shareholders had become statutory underwriters, with the result being that a re-sale registration was not possible and that any registered offering would have to be conducted at a fixed price as with an initial public offering of securities.  UTS’ management believed that it could not succeed under its current financial circumstances in creating a market for its shares at a price above what its initial private placement investors had paid. Further, it was taking more than one and a half years to get its registration statement approved. UTS elected to withdraw its registration statement.  UTS’ management has communicated its frustration to the Company.

The Delayed Dividend of UTS Common Stock

Meanwhile, the Company’s public statements in August and September of 2006 about its plan to distribute to its shareholders its 4,000,000 shares of UTS common stock have been relied upon by a large number of Company shareholders, The Company’s shareholders of record as of September 15, 2006 have expected a distribution of the Company’s 4,000,000 UTS shares, on a 1:6 basis, which has not been forthcoming due to the inability of UTS to get a registration statement approved.

On or about September 15, 2006, we had approximately 174 shareholders. On or about April 1, 2008, we had approximately 226 shareholders.  Of the 174 shareholders we had in September 2006, 108 are current shareholders. These 108 shareholders own approximately 80% of the common stock currently issued and outstanding.  Management is aware from periodic communications from our shareholders that they expect the Company to fulfill the September 2006 announcement of a stock dividend.  In the business judgment of Management, we believe that it is prudent to comply with this expectation of shareholders although we may not be legally required to do so.  We are well aware of how much each shareholder has invested in the Company and how you would like to see a return on your investment. We are now taking steps to reward your patience as set forth in this Information Statement, in particular the section below entitled, “The Remedial Plan.”

The Reverse Stock Split

Management has also considered the merits of reversing the number of outstanding shares of the Company’s common stock. A reverse stock split solves two matters: (1) it is believed that a reverse-split of the Company’s common stock will boost the price per share, and (2) at the same time, will enable UTS shareholders to exchange their shares for Company shares at a ratio that will not require the Company to increase its number of authorized shares.  A reverse-split also became a condition precedent to completion of the merger with UTS.

Genesis of the Remedial Plan

Discussions between UTS and the Company commenced on or about March 10, 2008 and led to the execution of a binding term sheet and respective board and majority shareholders’ approvals on April 1, 2008.

The proposals for a stock dividend and for a reverse stock split arose incidentally in connection with the Board’s discussions with advisors concerning the proposed merger with UTS. The Board considered that the timing of the UTS merger would coincide with its desire to satisfy the requests of some of its September 15, 2006 shareholders for a stock dividend. Likewise, the Board was mindful of its falling per share stock price and had considered that a reverse stock split would boost its share price while not requiring additional efforts or actions to the ongoing effort to realize revenues from its oil and gas interests.

In discussions with UTS’ management about a possible merger, UTS insisted that any agreement with the Company would require the Company to issue UTS shareholders an amount of stock that would equate to at least half of the issued and outstanding common stock of the Company. Without increasing the Company’s authorized common stock, this could not be achieved, unless the issued and outstanding common stock was reduced in relative percentage. The Board concluded that share split could be effected simultaneously with the merger and simultaneously with the stock dividend to complete our goals at one time. In effect, the reverse stock split had to be effected first because it became a condition precedent to the closing of the merger. The Board and majority shareholder consent to approval of the three actions proposed in this Information Statement occurred on April 1, 2008, and the reverse stock split was effected on April 16, 2008. UTS’ shareholders then proceeded to review and execute the Share Exchange Agreement commencing on May 1, 2008.

The Remedial Plan

The Company proposes to remedy the above concerns by: (1) merging UTS with a subsidiary of the Company created for this purpose, (2) distributing a stock dividend of Company shares to its September 15, 2006 shareholders, and (3) executing a reverse-split of its common stock.  UTS will appoint two (2) directors to the Company’s board of directors, Messrs. Keith A. Tench and Terrell J. Horne. The common stock issued in the proposed merger and in the stock dividend will be the Company’s common stock, par value $0.0001 per share. The term sheet for the proposed merger contained a condition precedent to the Share Exchange Agreement that the Company shall have effected a reverse split of its common stock and issued a stock dividend to the September 15, 2006 Company shareholders.

There are two reasons for effecting a reverse-split.  One reason is that the Company’s stock price has been trading in 2008 prior to the reverse-split at around $0.02/share.  The depressed stock price is reflective of the fact that the Company’s current oil and gas enterprise has not achieved the growth expected.  By effecting a reverse-split, the Company’s shares will initially trade at approximately ten times its March 2008 market price.  The other reason is that a reverse-split effects parity between the relative pre-split valuations of the Company and UTS.  UTS has made significant progress in the execution of its business plan, and the Company and UTS believe that the combined enterprise will yield a greater overall value to the Company’s shareholders.  However, UTS believes and the Company agrees that if a reverse-split is not effected prior to the merger of UTS that UTS’ shareholders would be owners of more than all of the authorized common stock of the Company.  A shareholder vote would be required to increase the Company’s authorized shares before acquiring UTS.  The reverse-split is not expected to result in federal tax consequences for shareholders. Ultimately, the reverse stock split became a required term of the proposed merger.

The merger of UTS also enables the September 15, 2006 Company shareholders to have an opportunity for appreciation in their stock based upon the anticipated positive performance of UTS as a subsidiary of the Company. By issuing the September 15, 2006 shareholders ten (10) Company shares for every one (1) Company share held on September 15, 2006, these shareholders will be rewarded for their patience and will receive stock in a more favorable ratio as expected, albeit they will participate in UTS through its success as our subsidiary instead of receiving shares of UTS directly as contemplated in September 2006. The September 15, 2006 Company shareholders will receive a total of 40,000,000 pre-reverse-split Company shares (effectively 4,000,000 post-split shares distributed pro rata on a 1:6 basis), while in 2006 they would have received 4,000,000 UTS shares on a 1:6 basis.  The distribution is expected to be accounted for as a taxable dividend. Ultimately, the stock dividend issued to the September 15, 2006 shareholders became a required term of the proposed merger.

The determination that the stock exchange will be effected on a 1:1 basis was made through negotiation based on the perception of management of both companies based upon each companies financial performance over the last two quarters. In the estimations of management of both companies, UTS is anticipated to contribute significantly and to a greater extent than the Company's performance without UTS' participation. This projection cannot be quantified as UTS' performance will depend on its ability to get financing, which will happen only after the merger is approved and it becomes a subsidiary of the Company.

Current Company shareholders will be diluted after the effective date of the proposed remedial plan.

The elimination of the need for a special meeting of the shareholders to approve the corporate actions is authorized by §78.320 of the Nevada Revised Statutes.  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

A majority, 51%, of the Company’s shareholders have approved in writing the Board resolution approving the three corporate actions proposed herein.  Accordingly, we are not soliciting shareholder proxies.  This Information Statement is furnished only to inform our shareholders of the proposed actions and to inform them of their dissenter’s rights under Nevada law.  Shareholders only have the right to dissent from the proposed merger with UTS.  For more information on the right to dissent, please see the section entitled, “Dissenter’s Rights” and the Nevada Revised Statute sections provided on pages 10, 11, 24, 25, and Exhibit 1.

This Information Statement is first being mailed on or about September 16, 2008 to our shareholders and is being delivered to inform you of the corporate actions described herein in accordance with 14c-2 of the Securities Exchange Act of 1934. No dissenter's rights are afforded to our shareholders under Nevada law as a result of the reverse-split or stock dividend, but dissenter’s rights apply to the proposed merger.

DESCRIPTION OF DYNAMIC NATURAL RESOURCES, INC.

Description of Business and Property

The Company

Dynamic Natural Resources, Inc. was incorporated in the State of Nevada on November 29, 2005. Formerly Value Consulting, Inc., and Smarts Oil & Gas, Inc., the Company changed its name to Dynamic Natural Resources in September, 2007. Dynamic Natural Resources was created to pursue an interest in the burgeoning oil and gas market.  Dynamic Natural Resources Inc. is pursuing oil producing assets in the Illinois basin.

Our principal executive office is located at 78 South Street Wrentham, Massachusetts 02093, and our telephone number is (508) 463-6290. We currently have two employees, both officers of the Company, and work primarily through independent contractors to operate and manage our lease interests. Our common stock is traded on the OTCBB under the ticker symbol “DNRI”. Our website address is www.dynamicnaturalresources.com.

Certain terms that are commonly used in the oil and gas industry, including terms that define our rights and obligations with respect to our properties, are defined in the “Glossary of Certain Oil and Gas Terms” of this Information Statement.

Company Strategy

At the present time, we do not plan to finance our oil and gas acquisitions and drilling activities solely through our own resources. Consequently, we identify prospects or production to acquire and drill prospects, and seek other industry investors who are willing to participate in these activities with us. We frequently retain a promotional interest in these prospects, but generally we finance a portion (and sometimes a significant portion) of the acquisition and drilling costs.

Where we acquire an interest in acreage on which exploration or development drilling is planned, we will seldom assume the entire risk of acquisition or drilling. Rather, we prefer to assess the relative potential and risks of each prospect and determine the degree to which we will participate in the exploration or development drilling. Generally, we have determined that it is more beneficial to invite industry participants to share the risk and the reward of the prospect by financing some or all of the costs of drilling contemplated wells. In such cases, we may retain a carried working interest, a reversionary interest, or may be required to finance all or a portion of our proportional interest in the prospect. Although this approach reduces our potential return should the drilling operations prove successful, it also reduces our risk and financial commitment to a particular prospect.

Conversely, we may from time to time participate in drilling prospects offered by other persons if we believe that the potential benefit from the drilling operations outweighs the risk and the cost of the proposed operations. This approach allows us to diversify into a larger number of prospects at a lower cost per prospect, but these operations are generally more expensive than operations where we offer the participation to others.

Dynamic Natural Resources is identifying acquisition targets in the well service arena that produce significant gross margin while expanding our ability to develop and maintain our leaseholds.

Recent Developments

In October 2007 the Company entered in a Letter of Intent with a well service company for the purchase of its assets.

In November of 2007 the Company retained the investment banking firm Wilshire Capital to procure financing for its growth

In November of 2007 the company began negotiations with a second target that has oil producing assets, drilling capabilities, well service, and distribution components.  Our investment banking firm has been advised to act on this matter.

Oil and Gas Exploration and Production Activities

We began focusing our efforts on the oil and gas market in 2006. Although we have not produced significant revenues, we have begun to acquire properties. We have continued to seek oil and gas exploration and production activities, which include the exploration, acquisition, development, operation and, when appropriate, disposition of oil and gas properties.

The leasehold interests we hold in properties are subject to royalty, overriding royalty and interests of others. In the future, our properties may become subject to burdens and encumbrances typical to oil and gas operators, such as liens incident to operating agreements and current taxes, development obligations under oil and gas leases and other encumbrances.

The following is a description of our oil and gas exploration and production assets and activities. This description is also a description of our property.

The Earhart Lease — In September of 2007 the company acquired a 97% working interest in an oil lease located in Illinois. The lease, called the “Earhardt Lease” is situated on 80 acres of land, located in Edwards County. There are currently 2 wells on the lease. These wells will be put back online by reworking as necessary, and installing pumping units on the existing wells. No production has been generated by the lease to date.

The White Lease — In July of 2007 the company acquired a 37% working interest in an oil lease located in Illinois. The lease, called the “White Lease” is situated on 40 acres of land, located in Edwards County. There is currently 1 well on the lease. This well was put back online by reworking the well as necessary, and rehabbing the pumping unit. The well produced about 120 barrels of oil when a subsequent problem shut the well down. In the near the well will return to production.

The Kelsey Pierce, School and Weber Leases — In August of 2007 the company acquired working interests in other oil leases located in Illinois. The leases, called the “Kelsey Pierce Lease”, “Weber Lease” and the “School Lease” are in Edwards County. There are currently 7 wells on the leases. Three of the wells have been put back online by reworking the wells as necessary, and rehabbing the pumping units as needed.

The Hinderlighter lease-  In December of 2007 the Company acquired 100 percent working interest in the Hinderliter lease. This lease has two wells located on it that were drilled in the early 1990’s. The lease consists of 80 acres located in Edwards County, IL. The operator controls 1/8 carried interest, and the landowner hold 3/16 carried interest. The company has sold 30 percent of its interest in the lease for capital.

The Anderson lease-  In April of 2008 the Company acquired 85 percent working interest in the Anderson lease. This lease has one well located on it. The lease consists of 40 acres located in Edwards County, IL.

The Jack Kelsey lease-  In April of 2008 the Company acquired 100 percent working interest in the Jack Kelsey lease. This lease has one well located on it.

Employees

 We currently have two employees, both officers of the Company, and work primarily through independent contractors to operate and manage our lease interests.

Customers

Once producing, we will sell oil and gas to various customers at the market price.

Our current revenue stream is paid to us by our operator, therefore, we currently have no customers exceeding 10% of revenues.

Competition

All segments of our business are highly competitive. Vigorous competition occurs among oil, gas and other energy sources, and between producers, transporters, and distributors of oil and gas. Our oil and natural gas business competes for the acquisition of oil and natural gas properties with numerous entities, including major oil companies, independent oil and natural gas concerns and individual producers and operators, primarily on the basis of the price to be paid for such properties. Many of these competitors are large, well-established companies and have financial and other resources substantially greater than ours, which give them an advantage over us in evaluating and obtaining properties and prospects. Our ability to acquire additional pipelines and oil and natural gas properties and to discover reserves in the future will depend upon our ability to evaluate and select suitable properties and consummate transactions in a highly competitive environment. There is also competition for the hiring of experienced personnel to manage and operate our assets. Several highly competitive alternative transportation and delivery options exist for current and potential customers of our traditional gas and oil gathering and transportation business. Competition also exists with other industries in supplying the energy and fuel needs of consumers.

Markets

The availability of a ready market for oil and natural gas, and the prices of oil and natural gas, depend upon a number of factors, which are beyond our control. These include, among other things:

•	the level of domestic production;
•	actions taken by foreign oil and gas producing nations;
•	the availability of pipelines with adequate capacity;
•	lightering, transshipment and other means of transportation;
•	the availability and marketing of other competitive fuels;
•	fluctuating and seasonal demand for oil, natural gas and refined products; and
•

the extent of governmental regulation and taxation (under both present and future legislation) of the production, importation, refining, transportation, pricing, use and allocation of oil, gas, refined products and alternative fuels.

In view of the many uncertainties affecting the supply and demand for crude oil, natural gas and refined petroleum products, it is not possible to predict accurately the prices or marketability of the oil and natural gas produced for sale or prices chargeable for transportation and storage services, which we provide. Our sale of natural gas is generally made at the market prices at the time of sale. Therefore, even though we sell natural gas to major purchasers, we believe other purchasers would be willing to buy our natural gas at comparable market prices.

Governmental Regulation

The production, processing, marketing, and transportation of oil and gas by us are subject to federal, state and local regulations which can have a significant impact upon our operations.

Our activities with respect to exploration, development and production of oil and natural gas and storage of oil and natural gas are subject to stringent environmental regulation by local, state and federal authorities, including the U.S. Environmental Protection Agency (“EPA”). Such regulation has increased the cost of planning, designing, drilling, operating and in some instances, abandoning wells and related equipment. Similarly, such regulation has also increased the cost of design, construction, and operation of crude oil and natural gas pipelines and processing facilities. Although we believe that compliance with existing environmental regulations will not have a material adverse affect on operations or earnings, there can be no assurance that significant costs and liabilities, including civil and criminal penalties, will not be incurred. Moreover, future developments, such as stricter environmental laws and regulations or claims for personal injury or property damage resulting from our operations, could result in substantial costs and liabilities. It is not anticipated that, in response to such regulation, we will be required in the near future to expend amounts that are material relative to our total capital structure.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) imposes liability, without regard to fault or the legality of the original conduct, on responsible parties with respect to the release or threatened release of a “hazardous substance” into the environment. Responsible parties, which include the present owner or operator of a site where the release occurred, the owner or operator of the site at the time of disposal of the hazardous substance, and persons that disposed or arranged for the disposal of a hazardous substance at the site, are liable for response and remediation costs and for damages to natural resources. Petroleum and natural gas are excluded from the definition of “hazardous substances”; however, this exclusion does not apply to all materials used in our operations. At this time, neither we nor any of our predecessors have been designated as a potentially responsible party under CERCLA.

The federal Resource Conservation and Recovery Act (“RCRA”) and its state counterparts regulate solid and hazardous wastes and impose civil and criminal penalties for improper handling and disposal of such wastes. EPA and various state agencies have promulgated regulations that limit the disposal options for such wastes. Certain wastes generated by our oil and gas operations are currently exempt from regulation as “hazardous wastes,” but in the future could be designated as “hazardous wastes” under RCRA or other applicable statutes and therefore may become subject to more rigorous and costly requirements.

We currently own or lease, or have in the past owned or leased, various properties used for the exploration and production of oil and gas or used to store and maintain equipment regularly used in these operations.

Although our past operating and disposal practices at these properties were standard for the industry at the time, hydrocarbons or other substances may have been disposed of or released on or under these properties or on or under other locations. In addition, many of these properties have been operated by third parties whose waste handling activities were not under our control. These properties and any waste disposed of thereon may be subject to CERCLA, RCRA, and state laws which could require us to remove or remediate wastes and other contamination or to perform remedial plugging operations to prevent future contamination. In addition, various federal, state and local laws and regulations covering the discharge of materials into the environment, occupational health and safety issues, or otherwise relating to the protection of public health and the environment, may affect our operations, expenses and costs. The trend in such regulation has been to place more restrictions and limitations on activities that may impact the general or work environment, such as emissions of pollutants, generation and disposal of wastes, and use and handling of chemical substances. It is not anticipated that, in response to such regulation, we will be required in the near future to expend amounts that are material relative to our total capital structure. However, it is possible that the costs of compliance with environmental and health and safety laws and regulations will continue to increase. Given the frequent changes made to environmental and health and safety regulations and laws, we are unable to predict the ultimate cost of compliance.

Risk Factors

We are primarily dependent on revenues from our working interests in three oil and gas producing properties.

We have yet to produce revenues and currently hold an interest in three oil and gas properties, which did not generate revenues in 2006.

The geographic concentration of our assets may have a greater effect on us as compared to other companies.

All of our assets are located in the Illinois basin because our assets are not as diversified geographically, as many of our competitors, our business is subject to local conditions more than other, more geographically diversified companies. Any regional event, including price fluctuations, natural disasters and restrictive regulations that increase costs may adversely impact our business more than if our assets were geographically diversified.

If we are not able to generate sufficient funds from our operations and other financing sources, we may not be able to finance our operations.

We have historically needed substantial amounts of cash to fund our working capital requirements. Low commodity prices, production problems, declines in production, disappointing drilling results and other factors beyond our control could reduce our funds from operations. As a result we may have to seek debt and equity financing to meet our working capital requirements. Furthermore, we have incurred losses in the past that may affect our ability to obtain financing. In addition, financing may not be available to us in the future on acceptable terms or at all. In the event additional capital is not available, we may be forced to sell some of our assets on unfavorable terms or on an untimely basis.

We face strong competition from larger companies that may negatively affect our ability to carry on operations.

We operate in a highly competitive industry. Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers, many of which possess greater financial and other resources than we do. Our ability to successfully compete in the marketplace is affected by many factors including:

•	most of our competitors have greater financial resources than we do, which gives them better access to capital to acquire assets; and
•

we often establish a higher standard for the minimum projected rate of return on invested capital than some of our competitors since we cannot afford to absorb certain risks. We believe this puts us at a competitive disadvantage in acquiring oil and gas properties.

Oil and gas prices are volatile and a substantial and extended decline in the price of oil and gas would have a material adverse effect on us.

The tightening of natural gas supply and demand fundamentals has resulted in higher, but extremely volatile natural gas prices, and this volatility in natural gas prices is expected to continue. Our revenues, profitability, operating cash flow and our potential for growth are largely dependent on prevailing oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and natural gas, uncertainties within the market and a variety of other factors beyond our control. These factors include:

•	weather conditions in the United States;
•	the condition of the United States economy;
•	the actions of the Organization of Petroleum Exporting Countries;
•	governmental regulation;
•	political stability in the Middle East, South America and elsewhere;
•	the foreign supply of oil and natural gas;
•	the price of foreign imports; and
•	the availability of alternate fuel sources.

In addition, low or declining oil and natural gas prices could have collateral effects that could adversely affect us, including the following:

•	reducing the exploration for and development of oil and gas reserves;
•	increasing our dependence on external sources of capital to meet our cash needs; and
•	generally impairing our ability to obtain needed capital.

Reserve estimates depend on many assumptions that may prove to be inaccurate. Any material inaccuracies in our reserve estimates or underlying assumptions could cause the quantities and net present value of our reserves to be overstated.

Estimating reserves of oil and gas is complex. The process relies on interpretations of available geologic, geophysical, engineering and production data. The extent, quality and reliability of this data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC regarding oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

•	the quality and quantity of available data;
•	the interpretation of that data;
•	the accuracy of various mandated economic assumptions; and
•	the judgment of the persons preparing the estimate.

The proved reserve information set forth in this report is based on estimates we prepared. Estimates prepared by others might differ materially from our estimates.

Actual quantities of recoverable oil and gas reserves, future production, oil and gas prices, taxes, development expenditures and operating expenses most likely will vary from our estimates. Any significant variance could materially affect the quantities and net present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves also may be susceptible to drainage by operators on adjacent properties.

The present value of future net cash flows will most likely not equate to the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from proved reserves on prices and costs in effect at December 31. Actual future prices and costs may be materially higher or lower than the prices and costs we used.

We cannot control the activities on properties we do not operate.

Currently, other companies operate or control the development of the oil and gas properties in which we have an interest. As a result, we depend on the operator of the wells or leases to properly conduct lease acquisition, drilling, completion and production operations. The failure of an operator, or the drilling contractors and other service providers selected by the operator to properly perform services, or an operator’s failure to act in ways that are in our best interest, could adversely affect us, including the amount and timing of revenues, if any, we receive from our interests.

We may own substantially less than a 50% working interest in our prospects and will therefore engage in joint operations with other working interest owners. Since we own or control less than a majority of the working interest in a prospect, decisions affecting the prospect could be made by the owners of a majority of the working interest. For instance, if we are unwilling or unable to participate in the costs of operations approved by a majority of the working interests in a well, our working interest in the well (and possibly other wells on the prospect) will likely be subject to contractual “non-consent penalties.” These penalties may include, for example, full or partial forfeiture of our interest in the well or a relinquishment of our interest in production from the well in favor of the participating working interest owners until the participating working interest owners have recovered a multiple of the costs which would have been borne by us if we had elected to participate, which often ranges from 400% to 600% of such costs.

We have pursued, and intend to continue to pursue, acquisitions. Our business may be adversely affected if we cannot effectively integrate acquired operations.

One of our business strategies has been to acquire operations and assets that are complementary to our existing businesses. Acquiring operations and assets involves financial, operational and legal risks. These risks include:

•	inadvertently becoming subject to liabilities of the acquired company that were unknown to us at the time of the acquisition, such as later asserted litigation matters or tax liabilities;
•	the difficulty of assimilating operations, systems and personnel of the acquired businesses; and
•	maintaining uniform standards, controls, procedures and policies.

Competition from other potential buyers could cause us to pay a higher price than we otherwise might have to pay and reduce our acquisition opportunities. We are often out-bid by larger, better capitalized companies for acquisition opportunities we pursue. Moreover, our past success in making acquisitions and in integrating acquired businesses does not necessarily mean we will be successful in making acquisitions and integrating businesses in the future.

Operating hazards, including those peculiar to the marine environment, may adversely affect our ability to conduct business.

Our operations are subject to inherent risks normally associated with those operations, such as:

•	pipeline ruptures;
•	sudden violent expulsions of oil, gas and mud while drilling a well, commonly referred to as a blowout;
•	a cave in and collapse of the earth’s structure surrounding a well, commonly referred to as cratering;
•	explosions;
•	fires;
•	pollution; and
•	Other environmental risks.

If any of these events were to occur, we could suffer substantial losses from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

Compliance with environmental and other government regulations could be costly and could negatively impact our operations.

Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require the acquisition of a permit before operations can be commenced;
•	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;
•	limit or prohibit drilling and pipeline activities on certain lands lying within wilderness, wetlands and other protected areas;
•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and abandoning pipelines; and
•	impose substantial liabilities for pollution resulting from our operations.

The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and gas industry in general.

Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but we do not believe that insurance coverage for all environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the privilege to continue to operate on substantial portions of our properties if certain environmental damages occur.

The OPA imposes a variety of regulations on “responsible parties” related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the OPA, could have a material adverse impact on us.

We Lost Money in 2007

We have incurred net losses from operations in 2007. Our net loss for the fiscal year ended December 31, 2007 was $554,527 and as of December 31, 2007 we had an accumulated deficit of $608,751. While we expect to become profitable in 2008, we can not guarantee profitability. We expect our operating expenses to continue to increase as we attempt to build our brand, expand our customer base and make acquisitions. While we expect to be profitable in 2008, to become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

We Require Additional Capital to Fund Our Current Operations and to Make Acquisitions. We May Have to Curtail Our Business if we Cannot Find Adequate Funding

The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, acquisition activity, general operations or any other initiatives.

Our Principal Stockholders, Officers and Directors Own a Controlling Interest in Our Voting Stock and Investors Will Not Have Voice in Our Management

Our officers, directors and stockholders with greater than 5% holdings will, in the aggregate, beneficially own approximately 52% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Application of the “Penny Stock Regulation” Could Harm the Market Price of Our Common Stock

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker−dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker−dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker−dealer also must disclose the commissions payable to both the broker−dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker−dealers to sell our securities and may have the effect of reducing the level of trading activity and price of our common stock in the secondary market.

Because we do not intend to pay any cash dividends on our common stock, our Shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our Shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that Shareholders will be able to sell shares when desired or that when they chose to do so, that they will receive a return on their investment in the Common Stock.

As a public company, our administrative costs will be significantly higher than they are now, which will make it more difficult for us to be profitable and cash flow positive. Difficulties in complying with the Sarbanes-Oxley Act and other legal and accounting requirements applicable to public companies could affect our market value.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Commission, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Expenses as a result of our being a public company include additional amounts for legal and accounting services, transfer agent fees, additional insurance costs, printing and filing fees and fees for investor and public relations.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our corporate charter authorizes the issuance of 100,000,000 shares of Common Stock. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

Glossary of Certain Oil and Gas Terms

The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry.

Back-in After Payout Interest. A contractual right of a non-participating partner to participate in a well or wells after the wells have produced enough for the participating partners to recover their capital costs of drilling, completing, and operating the wells.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Bcf. One billion cubic feet of gas.

Btu or British Thermal Unit. The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Condensate. Liquid hydrocarbons associated with the production of a primarily gas reserve.

Development Well. A well drilled within the proved area of a gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

Exploratory Well. A well drilled to find and produce gas or oil in an unproved area, to find a new reservoir in a field previously found to be productive of gas or oil in another reservoir or to extend a known reservoir.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Leasehold Interest. The interest of a lessee under an oil and gas lease.

Mbbls. One thousand barrels of oil or other liquid hydrocarbons.

Mcf. One thousand cubic feet of gas.

Mcfe. One thousand cubic feet equivalent, determined using the ratio of six Mcf of gas to one barrel of oil, condensate or gas liquids.

MMbtu. One million British Thermal Units.

MMcf. One million cubic feet of gas.

MMcfe. One million cubic feet equivalent, determined using the ratio of six Mcf of gas to one Bbl of oil, condensate or gas liquids.

Net Revenue Interest. The percentage of production to which the owner of a working interest is entitled.

Nonoperating Working Interest. A working interest, or a fraction of a working interest, in a lease where the owner is not the operator of the lease.

Overriding Royalty. An interest in oil and gas produced at the surface, free of the expense of production that is in addition to the usual royalty interest reserved to the lessor in an oil and gas lease.

Prospect. A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of oil, gas or both.

Proved Developed Reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved developed reserves are further categorized into two sub-categories, proved developed producing reserves and proved developed non-producing reserves.

Proved Developed Producing. Reserves sub-categorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate.

Proved Developed Non-producing. Reserves sub-categorized as non-producing include shut-in and behind pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in awaiting pipeline connections or as a result of a market interruption, or (3) wells not capable of producing for mechanical reasons.

Proved Reserves. The estimated quantities of oil, gas and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved Undeveloped Reserves. Reserves that are expected to be recovered from new wells or from existing wells where a relatively major expenditure is required for recompletion.

Reversionary Interest. A form of ownership interest in property that reverts back to the transferor after expiration of an intervening income interest or the occurrence of another triggering event.

Royalty Interest. An interest in a gas and oil property entitling the owner to a share of gas and oil production free of costs of production.

Undivided Interest. A form of ownership interest in which more than one person concurrently owns an interest in the same oil and gas lease or pipeline.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

Description of Company Stock

Dynamic is currently authorized to issue 100,000,000 shares of common stock with a par value of $.0001 per share. The Company has only one class of stock.

Each outstanding share of Dynamic common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors.  A majority of the shares entitled to vote is required to approve any matter submitted for a vote.  There is no cumulative voting with respect to the election of directors.  A quorum requires that the holders of a majority of the outstanding shares of common stock be present, either in person or by proxy.  The holders of Dynamic common stock possess the exclusive voting power.

Holders of Dynamic common stock have no conversion or redemption rights or preemptive rights to subscribe for any of Dynamic’s common stock.  All shares of Dynamic common stock have equal dividend, liquidation and other relative rights.

Holders of Dynamic common stock are entitled to dividends on a pro rata basis upon a declaration of dividends by the board of directors. Dividends are payable only out of funds legally available for the payment of dividends.  The board is not required to declare dividends and it is expected that the board of directors of Dynamic, following the Share Exchange, will retain earnings to finance the development of Dynamic’s business.

There are no provisions in the Dynamic Certificate of Incorporation or Bylaws that would delay, defer or prevent a change in control of Dynamic.

Legal Proceedings

We are a party to litigation that is incidental to our business but neither we nor any of our property is subject to any material pending legal proceedings.

DYNAMIC’S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-looking Information

This report and other reports, as well as other written and oral statements made or released by us, may contain forward-looking statements. Forward-looking statements are statements that describe, or that are based on, our current expectations, estimates, projections and beliefs. Forward-looking statements are based on assumptions made by us, and on information currently available to us. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but such statements do not predict or assure any future occurrence and may turn out to be wrong. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project", "predict", "hope", "should", and "may", other words and expressions that have similar meanings, and variations of such words and expressions, among others, usually are intended to help identify forward-looking statements.

Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Risks, uncertainties and inaccurate assumptions could cause actual results to differ materially from historical results or those currently anticipated. Consequently, no forward-looking statement can be guaranteed. The potential risks and uncertainties that could affect forward looking statements include, but are not limited to the ability to raise needed financing, increased competition, extent of the market demand for and supply of goods and services of the types provided by the Company, governmental regulation, performance of information systems, and the ability of the Company to hire, train and retain qualified employees. In addition, other risks, uncertainties, assumptions, and factors that could affect the Company's results and prospects have been and may further be described in the Company's prior and future filings with the Securities and Exchange Commission and other written and oral statements made or released by the Company.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this document. The information contained in this report is current only as of its date, and we assume no obligation to update any forward-looking statements.

The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the Company's unaudited consolidated financial statements and notes included herein. The results described below are not necessarily indicative of the results to be expected in any future period. Certain statements in this discussion and analysis, including statements regarding our strategy, financial performance and revenue sources, are forward-looking information based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are referred to our Audited Financials included on Form 10-KSB for the fiscal year ended December 31, 2007.

Results of Operations

THREE MONTHS ENDED June 30, 2008

Our net loss for three months ended June 30, 2008 was $6,322, compared to a net loss of $396,073 for the three months ended June 30, 2007. A discussion of our results of operations is as follows:

Revenues for the three months ended June 30, 2008 was $21,269 compared to $1,164 for the three months ended June 30, 2007. Immaterial revenues have been generated since inception. However, we do anticipate continued revenue increases in 2008.

Operating expenses were $28,125 for the three months ended June 30, 2008, compared to $4,384 for the three months ended June 30, 2007. This expense is attributable to various administrative and professional fees.

No provision for income taxes have been reflected or recorded on these financial statements. We incurred a net loss of $6,322 for the three months ended June 30, 2008 as a result of the matters discussed above. Losses to date may be used to offset future taxable income, assuming the Company becomes profitable.

Liquidity and Capital Resources

Through June 30, 2008 the Company has incurred losses and has been dependent upon the financial support of stockholders, management and other related parties.

Management has successfully obtained additional financial resources, which the Company believes will support operations until profitability can be achieved. These financial resources include financing from both related and non-related third parties, as discussed in the footnotes to the financial statements. There can be no assurance that management will be successful in these efforts. The financial statements do not reflect any adjustments that may arise as a result of this uncertainty.

We expect our operating expenses to continue to increase as we attempt to build our brand and expand our oil and gas properties. We hope our expenses will be funded from operations and short-term investments from officers, shareholders or others; however, our operations may not provide such funds and we may not be able obtain short-term loans from officers, shareholders or others. Our officers and shareholders are under no obligation to provide additional loans to the company.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is traded on the OTCBB under the ticker symbol “DNRI”.  As of August 1, 2008, there were an estimated 226 stockholders of record our common stock. OTCBB quotations reflect inter-dealer prices, without adjustment for retail mark-ups, markdowns or commissions and may not represent actual transactions. The following table sets forth, for the periods indicated, the high and low closing bid price for our common stock as reported by the OTCBB.

Quarter Ended	High	Low
June 30, 2008†	$0.57	$0.18
March 31, 2008	$0.06	$0.012
December 31, 2007	$0.06	$0.06
September 28, 2007	$0.13	$0.13
June 30, 2007	$0.17	$0.17
March 30, 2007	$0.20	$0.19
December 31, 2006	$0.35	$0.13
September 30, 2006	$0.72	$0.10
June 30, 2006*	N/A	N/A

*  We commenced trading July, 2006

†  Reflects post-split price information

Dividend Policy

We have not declared or paid any dividends on our common stock since our incorporation. We currently intend to retain earnings for our capital needs and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. We expect that any loan agreements we enter into in the future will likely contain restrictions on the payment of dividends on our common stock. Future policy with respect to dividends will be determined by our Board of Directors based upon our earnings and financial condition, capital requirements and other considerations.

OUR PRINCIPAL SHAREHOLDERS

As of August 1, 2008, there were 30,840,334 shares of our common stock outstanding.  Our common stock is the only class of voting securities. Each share of common stock has one vote per share.

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

a. each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;

b. each director;

c. each executive officer; and

d. all executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Common Stock	Daniel Seifer	10,402,700		33.77%
Common Stock	Scott R. Masse	3,440,000	(1)	11.2%
Common Stock	Gerald Schiano	-		-%
All officers and directors as a group		13,842,700		44.9%
Common Stock	Mark Seifer (2)	1,051,500		3.4%
Common Stock	Wesley Pierce (2)	932,700		3.0%
(1)				On April 1, 2008, the Company issued an additional 1,730,000 shares to Scott Masse as compensation, making his total pre-split holdings 3,440,000 shares.
(2)

Mark Seifer and Wesley Pierce consented in writing to vote their shares in favor of the Remedial Plan. Their interests are included in this table solely to reflect that 51.3% of the issued and outstanding shares were voted in favor of the Remedial Plan.

Unless otherwise indicated, the address of each beneficial owner in the table set forth above is care of Dynamic Natural Resources, Inc., 78 South Street, Suite 202, Wrentham, MA.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person may be considered to be the beneficial owner of securities he owns and that can be acquired upon the exercise of options, warrants, convertible securities or other understandings.

Compensation of Directors

Our directors receive no compensation as members of our board. Our directors are reimbursed for travel and out-of-pocket expenses in connection with attendance at board meetings. The following table summarizes compensation that our current directors earned during 2007 and 2006 for services as members of our Board of Directors.

	Year	Fees Earned or Paid in Cash	Options Awarded	All Other Compensation	Total
Daniel Seifer	2007	$-	$-	$-	$-
	2006	-	-	-	-
					-
Scott R. Masse	2007	-	-	-	-
	2006	-	-	-	-
					-
Gerald Schiano	2007	-	-	-	-
	2006	-	-	-	-

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

 None.

ACTION 1:                                STOCK DIVIDEND TO SHAREHOLDERS OF RECORD ON SEPTEMBER 15, 2006

Reasons for the Proposal

The Company was a founding shareholder of UTS in July 2006 and retained 4,000,000 shares of UTS common stock.  The Company quickly announced plans to spin-off UTS or distribute its UTS shares as a dividend to its shareholders, on a one-for-six basis, but the transaction never occurred.  Meanwhile, UTS engaged in private capital raising efforts between August 2006 and February 2007 while attempting to register for re-sale these same securities. Ultimately, UTS’ attempts to get its registration statement approved by the SEC while simultaneously positioning the existing shareholders to be able to liquidate their investments at a profit were abandoned due to lack of capital to correct the registration statement and comply with probable state blue sky requirements.

Management of UTS and the Company tentatively agreed in April 2008 to return UTS to subsidiary status, enabling UTS shareholders to own relatively liquid stock of the Company while boosting the Company’s financial statements with UTS’ promising operations.

By agreeing to the UTS merger, the Company eliminated the possibility that it could meet its outstanding overture to the September 15, 2006 shareholders to give them stock in UTS, because after the consummation of the proposed merger of UTS the Company will be the 100% owner of UTS. UTS’ management likewise would prefer at this juncture that UTS not be a stand-alone publicly owned company.  Therefore, to accommodate the interests of the September 15, 2006 shareholders, the Company effectively gave them one (1) share of post-split Company restricted common stock for every six (6) shares they held, which will enable them to participate in UTS’ financial performance as it will be consolidated with the Company’s. We have issued 40,000,000 restricted shares pre-split (4,000,000 shares post-split) as a stock dividend to shareholders of record as of September 15, 2006.

Anti-Takeover Effects

The three proposed corporate actions, after being effectuated, will have the effect of decreasing the number of authorized and issued common stock while leaving unchanged the number of authorized shares of common stock.  We will continue to have 100 million shares of authorized common stock after the reverse split, stock dividend, and merger with UTS. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the reverse split because the 30,840,334 shares outstanding prior to the reverse split, approximately 31% of the 100 million authorized shares, will be reduced to approximately 3,084,033 shares, or 3.1% of the 100 million authorized shares. After the effective date of the merger and taking into account all shares issued as a result of the stock dividend, we will have a total of approximately 14,166,534 shares issued and outstanding, or 14.2% of the authorized shares. In the future, if additional authorized shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the reverse stock split.

Certain Federal Income Tax Consequences

The stock dividend is expected to result in taxable income to the recipient shareholder.  The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the stock dividend.

Approval by Shareholders

Under Nevada law, a resolution by the board of directors is sufficient to authorize a stock dividend, and shareholder approval is not required. In addition, fifty-one percent (51%) of the Company’s shareholders have approved the Board resolution calling for the issuance of a stock dividend to the September 15, 2006 shareholders of record.  Accordingly, we are not soliciting shareholder proxies.

Rights of Dissenting Stockholders

Under Nevada Law shareholders are not entitled to dissenter’s rights of appraisal with respect to the issuance of shares to the shareholders of record on September 15, 2006.

ACTION 2:                                REVERSE SPLIT OF COMMON STOCK

Reasons for the Proposal

There are two reasons for effecting a reverse-split.  One reason is that the Company’s stock price has been trading in 2008 prior to the reverse-split at around $0.02/share.  The depressed stock price is reflective of the fact that the Company’s current oil and gas enterprise has not achieved the growth expected.  By effecting a reverse-split, the Company’s shares will initially trade at approximately ten times its March 2008 market price.  Management was considering a reverse split of the Company’s common stock independently from the proposal to merge UTS, but did not have a target share price in mind. The coincidence of timing of the proposal to merge UTS enabled Management to focus on the exchange ratio between UTS and the Company’s common stock and to negotiate with UTS on the appropriate ratio.  Thus, a reverse-split effects parity between the relative pre-split valuations of the Company and UTS.  UTS has made significant progress in the execution of its business plan, and the Company and UTS believe that the combined enterprise will yield a greater overall value to the Company’s shareholders.  However, UTS believes and the Company agrees that if a reverse-split is not effected prior to the merger of UTS that UTS’ shareholders would be owners of more than all of the authorized common stock of the Company.  A shareholder vote would be required to increase the Company’s authorized shares before acquiring UTS.  The reverse-split is not expected to result in federal tax consequences for shareholders.

As a result of the execution of the term sheet with UTS, as a condition precedent to the proposed merger the Company effected a 10:1 reverse-split. The purpose of the reverse-split was to increase the Company’s share price from approximately $0.02 to $0.20 while at the same time enabling the UTS shareholders to receive common stock without causing a need to amend the Company’s articles of incorporation to increase its authorized stock.  The relative dilution of the Company’s shareholders is reflective of UTS’ relative anticipated contribution to the Company in comparison with its current lack of financial performance.

The following table illustrates the dilutive effects of the three proposed corporate actions:

	Pre-Split Number of Shares		%	Post-Split Number of Shares	%
Shareholders of record on April 15, 2008	30,840,334		40.7	3,084,033	21.8
Shareholders of record on Sept. 15, 2006	40,000,000	(1)	59.3	4,000,000	28.2
Former UTS shareholders	0		0	7,082,500	50.0

(1)	Represents additional shares issued to shareholders of record as of September 15, 2006.

Accordingly, the cumulative effect on the shareholders of record as of April 15, 2008 will be a dilution of their percentage ownership from 40.7% of the Company to 21.8% of the Company.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our common stock at its current price levels. No assurance exists that the opinions of the Company will prove correct.

For these reasons our Board of Directors has chosen to adopt and recommend the share split. We are not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital other than which has been publicly announced, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock or increase our abilities to enter into financing arrangements in the future. We have no plans, proposals or arrangements, written or otherwise, to acquire any business or engage in any investment opportunity with the shares freed up by the reverse stock split.

The reverse stock split will not affect the par value of our common stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the reverse stock split for all periods presented in future filings.

Description of the Reverse-Split Transaction

As of April 1, 2008, there were 30,840,334 shares of our common stock outstanding.  Our common stock is the only class of voting securities. Each share of common stock has one vote per share.

The reverse stock split had the following effects upon our common stock:

1. The number of shares owned by each holder of common stock was reduced tenfold;

2. The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 30,840,334 shares of our common stock to approximately 3,084,033 shares, subject to rounding and including the issuance of 3,370,490 pre-split shares pursuant to Regulation D.1 All fractional share amounts resulting from the reverse stock split will be rounded to the nearest whole new share, unless this will result in a shareholder owning less than one share, in which case the minimum a shareholder will receive is one share.  Accordingly, the number of shareholders will not change as a result of the reverse stock split.

3. The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

4. The par value of the common stock will remain $0.0001 per share;

5. The stated capital on our balance sheet attributable to the common stock will be decreased 10 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

6. All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 10 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the reverse stock split.

The reverse stock split will not affect the number of our authorized shares of common stock which will remain at 100,000,000 shares.

Because the market price of our common stock is also based on factors which may be unrelated to the number of shares outstanding, including our performance, general economic and market conditions and other factors, many of which are beyond our control, the market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the reverse stock split. Accordingly, the total market capitalization of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

_____________________________

1 On April 1, 2008, a total of 3,370,490 shares of restrictive common stock were issued.  Scott Masse received 1,730,000 shares as officer compensation. The remaining shares were issued to 11 investors for private investments made pursuant to Regulation D.

Manner of Effecting the Stock Split

NASDAQ effected the reverse stock split on April 16, 2008 (the Effective Date of the reverse-split), and the split was reported to our stock transfer agent.  NASDAQ increased the quote of our common stock by a factor of 10.

Following the Effective Date, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the effect of the reverse stock split, but this in no way will effect the validity of your current share certificates. The reverse split occurred on the Effective Date without any further action on the part of our shareholders. After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/10th share of our common stock. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Florida Atlantic Stock Transfer, Inc. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates if the restriction period has not expired. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-split shares will be included in the total holding period.

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the shareholder's holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a shareholder's original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

Anti-Takeover Effects

The three proposed corporate actions, after being effectuated, will have the effect of decreasing the number of authorized and issued common stock while leaving unchanged the number of authorized shares of common stock.  We will continue to have 100 million shares of authorized common stock after the reverse split, stock dividend, and merger with UTS. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the reverse split because the 30,840,334 shares outstanding prior to the reverse split, approximately 31% of the 100 million authorized shares, will be reduced to approximately 3,084,033 shares, or 3.1% of the 100 million authorized shares. After the effective date of the merger and taking into account all shares issued as a result of the stock dividend, we will have a total of approximately 14,166,534 shares issued and outstanding, or 14.2% of the authorized shares. In the future, if additional authorized shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the reverse stock split.

Approval by Shareholders

Fifty-one percent (51%) of the Company’s shareholders have approved the Board resolution calling for the reverse stock split.  Accordingly, we are not soliciting shareholder proxies.  The elimination of the need for a special meeting of the shareholders to approve the reverse stock split is authorized by §78.320 of the Nevada Revised Statutes.  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the reverse stock split early as possible in order to accomplish the purposes of the Company and UTS, the Board of Directors voted to utilize the written consent of the majority shareholders of the Company.

Rights of Dissenting Stockholders

Because the reverse stock split is pro rata, shareholders do not have dissenter’s rights under Nevada law.

ACTION 3:                                MERGER OF UTS WITH AND INTO A NEWLY-CREATED SUBSIDIARY OF THE COMPANY

Reasons for the Proposal

Merging UTS into a newly-created subsidiary of the Company solves a number of dilemmas facing the Company.  The Company has been the subject of complaints from its shareholders and from UTS management regarding the August and September 2006 announcements about the formation of UTS as a subsidiary of the Company, its promising business plan, and the subsequent inability of the Company to execute its announced plan to distribute to shareholders its holdings of UTS common stock.  Company shareholders have expected the distribution of UTS and have complained since then to Management about their lack of receipt of registered UTS common stock. Meanwhile, UTS’ inability to register for resale its private placement investors has resulted from the Company’s premature public announcements in 2006.  UTS’ resulting lack of liquidity has caused complaints from its shareholders, which in turn has caused UTS to complain to the Company.  In the estimation of UTS’ management, its shareholders are not likely to be able to resell their UTS common stock without an acquisition, and UTS’ financing has dried up to make unaffordable its own initial public offering.  Both UTS and the Company are aware of the potential for civil actions being filed in these circumstances although no such actions have actually been threatened or filed.

The proposed merger enables UTS to start anew.  By exchanging UTS’ shareholders common stock for newly issued Company shares, the UTS shareholders become liquid after the expiration of a period of restriction. In addition, UTS, as a subsidiary of the Company, will have access to needed capital because of the Company’s public reporting company status.  If UTS can get adequately capitalized, management of the Company and of UTS believe that UTS is likely to be profitable and to experience rapid growth.  In addition, the merger of UTS enables all shareholders, including the September 15, 2006 Company shareholders, to have an opportunity for appreciation in their Company stock based upon the anticipated positive performance of UTS as a subsidiary of the Company. In conjunction with the proposed stock dividend, by issuing the September 15, 2006 shareholders ten (10) Company shares for every one (1) Company share held on September 15, 2006, these shareholders will be rewarded for their patience and will receive stock in a more favorable ratio than expected, albeit they will participate in UTS through its success as our subsidiary instead of receiving shares of UTS directly as contemplated in September 2006. The September 15, 2006 Company shareholders will receive a total of 40,000,000 pre-reverse-split Company shares (effectively 4,000,000 post-split shares distributed pro rata on a 1:6 basis), while in 2006 they would have received 4,000,000 UTS shares on a 1:6 basis.

The proposed merger of UTS will take the form of a merger with Dynamic Merger Sub, Inc., a wholly owned subsidiary of the Company created for the purpose of merging with UTS.  Current UTS shareholders will exchange their UTS common stock, representing 7,082,500 shares, in exchange for 7,082,500 restricted shares of Company common stock.  Thereafter, UTS’ former shareholders will control 50% of the outstanding common stock of the Company. There will not be any material differences in the rights of security holders as a result of the proposed transaction.

The determination that the share exchange with UTS shareholders will be effected on a 1:1 basis was made through negotiation based on the perception of management of both companies based upon each company’s financial performance over the last two quarters. In the estimations of management of both companies, UTS is anticipated to contribute significantly and to a greater extent than the Company's performance without UTS' participation. This projection cannot be quantified as UTS' performance will depend on its ability to get financing, which will happen only after the merger is approved and it becomes a subsidiary of the Company.

Terms of the Share Exchange Agreement

The Share Exchange Agreement between Dynamic Merger Shell, Inc. and the Shareholders of Universal Tracking Solutions, Inc. (the “Plan of Share Exchange”) generally provides for the following:

1)   Universal Tracking Solutions, Inc. will become a wholly-owned subsidiary of Dynamic Natural Resources, Inc. upon the execution of the terms of the Plan of Share Exchange and compliance with the requirements of the laws of Nevada with respect to share exchange transactions;

2)   Dynamic Natural Resources, Inc. shall issue and deliver to UTS shareholders Seven Million Eighty-Two Thousand Five Hundred (7,082,500) shares of Dynamic’s validly issued, fully-paid and non-assessable restricted Common Stock, $0.0001 par value per share in exchange for UTS’ shareholders’ transfer of their 64% ownership interest in UTS or 7,082,500 book entry shares of UTS common stock, $0.0001 par value per share (the "UTS Shares") constituting all of the issued and outstanding capital stock of UTS not owned by Dynamic Natural Resources, Inc., upon the terms, provisions, and conditions and for the consideration hereinafter set forth in the Share Exchange Agreement, and thereby making UTS a wholly-owned subsidiary of the Company;

3)  Upon the effectiveness of the Plan of Share Exchange, each outstanding share of Universal Tracking Solutions, Inc. will be converted into a single share of Dynamic Natural Resources, Inc. without any action on the part of the holder thereof; and

4)  The Plan of Share Exchange shall be effected by the filing of respective articles and plans of share exchange with the State of Nevada Secretary of State.

5)   Dynamic Common Stock Certificates will be distributed after the Effective Date of the Plan of Share Exchange.  The Effective Date will occur at least 20 days after the filing of this Information Statement with the SEC and at least 10 days after mailing of the Information Statement to Dynamic’s shareholders.

6)   UTS shareholders of record as of May 1, 2008 are eligible to participate in the share exchange.

The determination of the Exchange Ratio in the Share Exchange is based on the relative degree of control UTS’ controlling shareholders agreed to relinquish in exchange for the potential benefits that ownership of a public company may offer, on the one hand, and, on the other hand, the assurance of continued opportunities to increase the value of Company holdings.

At the Effective Date of the Share Exchange, holders of UTS common stock will cease to be stockholders of UTS and will no longer have any rights as UTS stockholders, other than the right to receive the applicable consideration in the Share Exchange.  After the Effective Date, there will be no transfers on UTS’ stock transfer books of any shares of UTS common stock.

The term sheet also contained a condition precedent to the Share Exchange Agreement that the Company shall have effected a reverse split of its common stock and issued a stock dividend to the September 15, 2006 Company shareholders.

Related Party Transactions

On February 1, 2007, UTS entered into a non-interest bearing short-term credit agreement with Daniel Seifer, a director and shareholder of the Company, for a total of $133,000. The note was increased by $20,000 during the second quarter of 2007. As of the filing date of this Information Statement, $153,000 was outstanding under this agreement.

Daniel Seifer and his father, Mark Seifer, hold 2,000,000 warrants to purchase 2,000,000 shares of UTS common stock at $0.20 per share. The warrants expire in July 2008. However, for the purposes of the proposed merger with UTS, Daniel and Mark Seifer have cancelled the warrants.

Daniel Seifer owns 1,500,000 shares of UTS common stock. Mark Seifer owns 500,000 shares of UTS common stock.  The section below entitled, “The Recapitalized Company” contains a table reflecting Daniel and Mark Seifer’s beneficial ownership of the Company after giving effect to the three proposed corporate actions contained in this Information Statement.

Conflicts of Interest

Daniel Seifer and Mark Seifer, along with 100% of all other UTS shareholders, voted their UTS shares in favor of the proposed merger.  Daniel Seifer is a director and significant shareholder of UTS and the Company.  Daniel Seifer has participated in all or almost all negotiations between UTS and the Company concerning the proposal for, and terms of, the proposed merger of UTS.

Scott Masse, chief executive officer of the Company, voted the Company’s 4,000,000 shares of UTS common stock in favor of the UTS board resolution approving the proposed merger.

Table of Security Ownership of More than 5% of UTS Common Stock

The following table sets forth information concerning the beneficial ownership of shares of UTS common stock with respect to shareholders who were known by us to be beneficial owners of more than 5% of our common stock as of the current date. The beneficial owner has sole voting and investment power with respect to such shares of common stock.  There currently are 11,082,500 shares of UTS common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
Keith A. Tench	2,390,000	21.6%
Daniel Seifer	1,500,000	13.5%
Dynamic Natural Resources, Inc.	4,000,000 (1)	36.1%

(1)

Daniel Seifer will receive a pro rata distribution of these shares pursuant to the proposed stock dividend in this Information Statement. The shares proposed to be received are included in the section below entitled, “The Recapitalized Company”.

Description of UTS

                                Description of Business

UTS was incorporated in the State of Nevada on July 19, 2006. UTS is a provider of global positioning system (GPS) asset tracking systems. UTS’ systems are typically applied to monitor fleets of motor vehicles.

UTS produces and services a world wide web-based asset tracking technology primarily designed to track the location, speed, and heading of a customer’s motor vehicle in real time. Customers purchase and install UTS’ monitoring device in their motor vehicle.  Using integrated GPS and wireless communications technologies, the device broadcasts data to UTS. Customers then use its proprietary web site to remotely monitor and control their motor vehicle containing the UTS device, whether the vehicle is in authorized or unauthorized use.

UTS’ software platform can be customized to the customer’s needs. UTS applications and code are written on an open interface so it can integrate with legacy systems worldwide. Key features of our GPS tracking systems include:

  Real-time location tracking

  Historical location tracking

  Alarm monitoring

  Device configuration

  System configuration

Typical Revenue Producing Transaction

UTS sells GPS tracking units and provides on-going services and support related to the units. Revenues are generated from both the sale of the unit, as well as the on-going maintenance and support the products. Approximately 70% of its sales are recurring in nature. Once a unit is sold, the customer pays a monthly monitoring fee to stay connected to its unit, similar to a security monitoring or cellular phone fee. UTS monthly plans range from $12 - $49.99 depending on the size of the fleet and the extent of the tracking services provided.

UTS recognizes revenue at the time that all services have been substantially completed.

Strategic Relationships

UTS has several distribution partners who are strategically focused on large scale applications. We are also working with master distributors to expand our point-of-sale presence in the marketplace. A copy of our distribution agreement is included in the exhibits. Partnering with vendors experienced in selling into vertically related markets such as vehicle finance, construction equipment sales, vehicular fleet sales and automotive after-market sales has been our focus as we move further toward creating a niche in the marketplace. UTS also has strategic relationships with a variety of suppliers of GPS tracking device and cellular telephone parts and mapping software vendors.

UTS’ distribution partners are assigned exclusive territories and are required to maintain a minimum number of unit sales, per quarter, in order to maintain exclusivity in their assigned territories. These relationships can be terminated after written notice, or due to a partner’s failure to meet specific quarterly sales goals.

UTS has 15 dealers in the United States and 4 in Mexico who purchase devices and service from the company at wholesale rates and resell the product under their own companies name and affiliation. The dealers can also sell under the UTS company affiliation and utilize existing marketing materials.  UTS’ internal sales force of 5 employees sells to and supports these dealers. The internal sales force also sells directly to businesses nationwide.

The Market

UTS targets mid level enterprise customers who have fleets of trucks, trailers, delivery vans, heavy equipment, generators, and mobile mini storage units.

UTS’ customer base is spread throughout the United States. UTS’ current focus is in the West and Southwest United States. UTS currently has over 650 units in service.

Competition

Several potential competitors are marketing or have announced the development of asset tracking technologies, including those that are based on GPS technology. It is anticipated that manufacturers of auto theft prevention devices and GPS devices can be deemed a competitor in the future. Several of the potential competitors and potential entrants into the vehicle tracking market have greater resources than we do. In addition, there can be no assurance that a competitor will not develop a system which would compete with or be superior to our systems.

At present, there are a number of world wide web-based GPS providers in the marketplace. Many offer a wide variety of tracking options but are not capable of customizing or interfacing with existing software workflow systems. Unlike other potential competitors in the marketplace, UTS’ tracking system is world wide web-based and allows users to pinpoint location, speed, direction, as well as manage complex fleet solutions from any web–accessible location.  A majority of GPS companies in the market are simply resellers who re-brand an existing product similar to what many of our distributors do with our product. Direct competition would come from companies who are able to offer robust solutions, customize, integrate and still be competitive on cost. Since no direct competitor is currently known to us, we enjoy a unique, if temporary, opportunity to have the first product of our kind available for current consumption.

Employees and Strategic Advisors

UTS has 5 full-time employees, all of whom are internal salespersons. UTS also utilizes both internal and independent sales forces, as well as a varying number of independent dealers.

Offices

UTS’ office is located at 3317 S. Higley Rd., Suite 114-475, Gilbert, Arizona 85297, in an executive suite. Its telephone number is (480) 855-8877. UTS rents its office space on a month-to-month basis and pays $1,500 per month in rent. UTS maintains only a small amount of product inventory at its offices, and it does not manufacture our products on-site.

Governmental Regulations

UTS is not aware of any existing or probable governmental regulations which will have a material effect on our business.

Seasonality

UTS has not found its business to be seasonal in nature.

UTS’ Securities

UTS’ has 100,000,000 shares of common stock, par value $0.0001 per share, and currently has 11,082,500 shares issued and outstanding, of which 4,000,000 shares are owned by Dynamic Natural Resources, Inc.  The Company acquired the 4,000,000 shares of UTS common stock for $400 in July 2006.  The Company has not bought or sold any other shares or interests in UTS.

UTS’ common stock has never publicly traded and therefore has never established a market price.  In July 2006 UTS issued 3,500,000 shares of common stock at par  to Keith Tench and his assigns.  In August 2006, UTS issued 2,000,000 units comprised of one share of common stock and one warrant to purchase one share of common stock to Daniel Seifer for $0.075 per share.  The warrants expire in July 2008, but they have been cancelled for purposes of the proposed merger.  Between August 2006 and February 2007, UTS issued shares of common stock for $0.20 per share to all of its other shareholders.  No additional securities have been issued since February 2007.

UTS has never paid any dividends on its common stock.  There are no warrants, options, preferred stock, or other securities issued by UTS that are outstanding. UTS does not have an equity compensation plan.

Description of Property

UTS does not own or lease a manufacturing facility for the production of its systems. All of its product manufacturing is outsourced to companies in the United States.

UTS’ headquarters office operates from rented space. It has one office.  UTS pays $1,500 per month plus utilities on a month-to-month basis.  UTS plan to move its office to larger space and to enter into a commercial lease when it has sufficient cash flow.

Changes in and Disagreements with Accountants

None.

Legal Proceedings

UTS is not presently a party to any material litigation, nor to the knowledge of management, is any such litigation threatened.

Regulatory Risks Related to UTS’ Securities

UTS may have exposure for possible violations of securities laws in connection with its early financing activities. During the U.S. Securities and Exchange Commission’s (“SEC”) review of UTS’ Form SB-2 registration statement filed November, 2006, the SEC commented that UTS was not able to characterize the proposed securities transaction registration as a re-sale registration of its private placement shares because it did not qualify for certain claimed exemptions from registration. In effect, UTS’ intended private placement of securities  was an unregistered public offering for which a fixed-price registration statement was required.  Accordingly, UTS could have resulting regulatory exposure for non-compliance with the securities registration provisions of state or federal securities laws.  Nevertheless, UTS is proposed to  be a wholly-owned subsidiary of the Company after the above three corporate actions are executed. Accordingly, we believe that any regulatory exposure UTS may have would remain with UTS, but if a monetary sanction were imposed against UTS, such action could negatively impact the Company’s consolidated financial statements.

Risks Related to UTS’ Business

UTS’ growth depends in part on the development, production and market acceptance of new products which it cannot assure will happen successfully.

To maintain competitiveness in its industry, UTS must support and enhance its existing products and develop new products in response to market demands. Product development involves a high degree of risk and uncertainty due to unforeseen difficulties and costs. UTS may not be successful in developing, marketing and releasing new products that it believes are necessary to respond to technological developments, evolving industry standards or changing customer requirements. In addition, its new product enhancements may not adequately meet the requirements of the marketplace and may not achieve the broad market acceptance necessary to generate significant revenues. If the release date of any future products or enhancements is delayed, or if these products or enhancements fail to achieve market acceptance when released, UTS’ revenues may decrease, it may not be able to recover their costs and its competitive position may be harmed.

Repeat sales to existing customers will occur so long as its customers acquire new vehicles and purchase its tracking system for the newly acquired vehicle.

One tracking device is installed per vehicle.  Repeat sales to existing customers will reasonably occur when the customer acquires an additional vehicle and chooses to install its tracking device in the newly acquired vehicle. UTS may, therefore, experience customer fleet saturation.

Economic downturns could reduce the level of consumer spending within the automobile industry, which could adversely affect demand for its products and services.

Consumer spending in the automobile industry is often discretionary and may decline during economic downturns, when consumers have less disposable income. UTS’ primary focus for domestic growth involves increasing its sales through existing automobile dealer channels and markets. Consequently, any change in general economic conditions resulting in a significant decrease in dealer automobile sales could adversely impact UTS’ future revenues and earnings.

If a court determines that its technology infringes on third parties’ intellectual property, it will likely face significant costs and it may lose their rights to the technology, which would harm its business.

UTS may be subject to infringement claims as the number of products and competitors in its industry grows. It is possible that it will inadvertently violate the intellectual property rights of other parties and those third parties may choose to assert infringement claims against it. If UTS is unsuccessful in any litigation based on a claim of infringement, in addition to exposure to substantial damages, it could be required to expend considerable resources to modify its products, to develop non-infringing technology or to obtain licenses to permit its continued use of the technology that is the subject matter of the litigation. If UTS is unsuccessful at these endeavors, it may be enjoined from using the technology subject to the infringement claim which, depending on its importance to their product line and business, could cause UTS to incur substantial liabilities and could adversely affect UTS’ profits, perhaps significantly. In addition, any future litigation to defend itself against allegations that it has infringed the rights of others could result in substantial costs to UTS, impede the development and sale of the affected product or intellectual property and divert the efforts of its technical and management personnel, even if UTS ultimately prevails.

UTS depends on a limited number of third parties to manufacture and supply infrastructure components for its principal products. If UTS’ suppliers cannot provide the components or services it requires, UTS’ ability to market and sell its products could be harmed.

Currently UTS relies on suppliers to manufacture its products. If UTS’ suppliers fail to supply these components in a timely manner that meet its quantity, quality or cost requirements, or technical specifications, UTS cannot be assured that it will be able to access alternative sources of these components within a reasonable period of time or at commercially reasonable rates. A reduction or interruption in supply of products that UTS purchases from their suppliers, or a significant increase in the price of these units, could have a material adverse effect on its marketing and sales initiatives regarding its products, which would hurt its business objectives and financial results.

UTS competes with numerous larger competitors, many of which are better financed and have a stronger presence in the industry.

As many of UTS’ competitors have significantly stronger name recognition than UTS, UTS’ competition may be in a position to quickly attract clients which are in need of products and services thus adversely impacting UTS’ potential pool of clients. UTS’ sales and marketing structure is not proprietary and it would not be difficult for a company to offer similar services. Further, entry into the marketplace by new competitors is relatively easy especially considering its existing presences and its greater resources for financing, advertising and marketing.

UTS has a limited operating history and has losses which it expects to continue in the future. As s result, UTS may have to suspend or cease operations.

UTS was incorporated on July 19, 2006. Thus, it has little operating history upon which an evaluation of its future success or failure can be made. It has generated minimal revenue since its inception. Its ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to procure new business and generate revenues.

Based upon current plans, UTS expects to incur operating losses in future periods. This will happen because its minimum operating expenses continue to exceed its projected revenues. Its failure to generate sufficient revenues in the future may cause it to suspend or cease operations.

UTS is dependent on the services of key employees; UTS does not have written employment agreements with them and has not insured their lives, and their departure could have a material adverse effect upon UTS.

UTS has key employees that are an integral part of its business, and it does not have written employment agreements with them. There can be no assurance that these employees will remain with it. In the event that it was to lose any of these employees, there can be no assurances that it would be able to retain qualified staff. Further, UTS does not maintain any key man life insurance policies on its officers and/or directors. Therefore, the loss of the service of either of its employees could have a material adverse effect upon it.

UTS may not be able to generate adequate revenue to meet its obligations and fund its operating expenses.

Even if UTS raises sufficient capital and generates revenues to support its operating expenses, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations.

UTS’ MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

UTS has not, during its two most recent fiscal years or any subsequent interim period, dismissed an independent accountant or had an independent accountant resign or refuse to stand for re-election.

Note: References in this MD&A section to ”our” or “we” or the “Company” refer to UTS.

Results of Operations

Three months ended June 30, 2008

Our net income for three months ended June 30, 2008 was $6,236 compared to a loss of $103,851 for the three months ended June 30, 2007 . A discussion of our results of operations is as follows:

Revenues for three months ended June 31, 2008 were $355,451 compared to $214,812 for the three months ended June 30, 2007 . This is a result of our aggressive sales and marketing efforts.

Our cost of services was $225,739 or 63.5% of sales compared to $148,822 or 69.3% of sales for the three months ended June 30, 2007 . Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Cost of services decrease, as a percent of sales, as we expand our customer base and increase our revenues due to a certain amount of fixed cost in the delivery of sales.

Operating expenses were $ 123,477 or 34.7% for the three months ended June 30, 2008 compared to $169,758 for the three months ended June 30, 2007 . This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office and other miscellaneous expenses. We have been able to reduce operating expenses as we aggressively monitor expenses while expanding our business.

No provision for income taxes have been reflected or recorded in these financial statements. We incurred a net income of $ 6,236 for the three months ended June 30, 2008 as a result of the matters discussed above. Although the company has incurred prior losses for $ 504,628 which may be used to offset future taxable income there was no benefit yet determined in the current three months.

Six months ended June 30, 2008

Our net income for the six months ended June 30, 2008 was $10,833 compared to a loss of $225,334 for the six months ended June 30, 2007. A discussion of our results of operations is as follows:

Revenues for the six months ended June 30, 2008 were $620,271 compared to $357,483 for the six months ended June 30, 2007.  This is a result of aggressive sales and marketing.

Our cost of service was $385,737 or 62.2% of sales for the six months ended June 30, 2008.  This compares to $271,710 or 76.0% of sales for the six months ended June 30, 2007. Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Our cost of services has been decreasing, as a percent of sales, as we expand our customer base and increase our revenues.

Operating expenses were $223,704 or 36.1% of sales for the six months ended June 30, 2008 compared to $311,693 or 87.2% of sales for the six month period ended June 30, 2007. This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office, and other miscellaneous expenses. We have undergone aggressive and expense containment measures while also aggressively growing revenues. Additionally do to a substantial amount of fixed cost, operating expenses as a percent of sales continues to decline as our revenues increased.

No provision for income taxes have been reflected or recorded on these financial statements. We incurred a net income of $10,833 for the six months ended June 30, 2008 as a result of the matters discussed above. The company has incurred loses of $498,392 to date which may be used to offset future taxable income, assuming the Company becomes profitable.

Twelve months ended December 31, 2007

Our net loss for twelve month ended December 31, 2007 was $297,640. The loss was $211,585 for the period from July 19, 2006 (date of inception) through December 31, 2006. A discussion of our results of operations is as follows:

Revenues for the twelve months ended December 31, 2007 were $501,122 and $204,516 for the period from July 19, 2006 (date of inception) through December 31, 2006. This is a result of our aggressive sales and marketing efforts.

Our cost of service was $564,875 or 70.5% of sales for the twelve months ended December 31, 2007 and $202,699 or 99.1% of sales for the period from July 19, 2006 (date of inception) through December 31, 2006. Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Our cost of services has been decreasing, as a percent of sales, as we expand our customer base and increase our revenues.

Operating expenses were $536,986 or 67% of sales for the twelve months ended December 31, 2007 compared to 213,244 or 104.4% of sales for the period from July 19, 2006 (date of inception) through December 31, 2006. This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office, and other miscellaneous expenses. We have undergone aggressive and expense containment measures while also aggressively growing revenues. Additionally do to a substantial amount of fixed cost, operating expenses as a percent of sales continues to decline as our revenues increased.

No provision for income taxes have been reflected or recorded on these financial statements. We incurred a net loss of $297,640 for the twelve months ended December 31, 2007 as a result of the matters discussed above. Losses to date may be used to offset future taxable income, assuming the Company becomes profitable.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has a working capital deficit and stockholders’ deficit of $8,024 and $498,392, respectively, as of June 30, 2008. Although the company had a profit of $10,833 for the six months ended June 30, 2008 it has incurred substantial losses in prior periods and has been dependent upon the financial support of stockholders, management and other related parties.

Management is seeking additional financial resources which the Company believes will support operations and its continued growth. These financial resources include financing from both related and non-related third parties, as discussed in the accompanying footnotes to the financial statement. There can be no assurance that management will be successful in these efforts. The financial statements do not reflect any adjustments that may arise as a result of this uncertainty.

We expect our operating expenses to continue to increase as we attempt to build our brand and expand our customer base. We hope our expenses will be funded from operations and short-term loans from officers, shareholders, or others; however, our operations may not provide such funds and we may not be able obtain short-term loans from officers, shareholders, or others. Our officers and shareholders are under no obligation to provide additional loans to the company.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Anti-Takeover Effects

The three proposed corporate actions, after being effectuated, will have the effect of decreasing the number of authorized and issued common stock while leaving unchanged the number of authorized shares of common stock.  We will continue to have 100 million shares of authorized common stock after the reverse split, stock dividend, and merger with UTS. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the reverse split because the 30,840,334 shares outstanding prior to the reverse split, approximately 31% of the 100 million authorized shares, will be reduced to approximately 3,084,033 shares, or 3.1% of the 100 million authorized shares. After the effective date of the merger and taking into account all shares issued as a result of the stock dividend, we will have a total of approximately 14,166,534 shares issued and outstanding, or 14.2% of the authorized shares. In the future, if additional authorized shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the reverse stock split.

UTS Shareholder Approval

UTS’ shareholders have unanimously approved the proposed plan of share exchange.  Every UTS shareholder has executed the Agreement and Plan of Share Exchange, dated as of May 1, 2008 (the “Share Exchange Agreement”), by and between UTS and the Company.  A majority of UTS shareholders, consisting of the Company, Daniel Seifer, and Keith A. Tench, consented in writing to a binding term sheet between UTS and the Company on or about April 1, 2008.  Thereafter, the remaining UTS shareholders were contacted directly by Mr. Tench or Mr. Seifer. By May 30, 2008, 100% of the UTS shareholders had executed the Share Exchange Agreement.  UTS shareholders were also provided with an Information Statement describing in detail the proposed transaction. The Information Statement contained a provision for dissenter’s rights under Nevada law.  No UTS shareholders have exercised their dissenter’s rights.

UTS shareholders have been advised and have agreed in writing that each will receive restricted Company stock in the share exchange and that each must hold their Company stock for at least six months pursuant to the requirements of SEC Rule 144.  Accordingly, the share exchange is being effected pursuant to an exemption from registration pursuant to Regulation D, Rule 506, because UTS has a total of 32 shareholders (excluding the Company’s UTS shareholder status), all of whom have represented that they are sophisticated, and 8 of them are accredited.

Approval by Company Shareholders

Fifty-one percent (51%) of the Company’s shareholders have approved the Board resolution calling for the consummation of the merger with UTS.  Accordingly, we are not soliciting shareholder proxies.  This Information Statement is furnished only to inform our shareholders of the proposed actions and to inform them of their dissenter’s rights under Nevada law.  Shareholders have the right to dissent from the proposed merger with UTS.  For more information on the right to dissent, please see the section entitled, “Dissenter’s Rights” and the Nevada Revised Statute sections provided on pages 24, 25, and Exhibit 1.

The merger of UTS will not become effective until the filing with the Nevada Secretary of State of articles and a plan of merger at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

The elimination of the need for a special meeting of the shareholders to approve the merger is authorized by §78.320 of the Nevada Revised Statutes.  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the merger as early as possible in order to accomplish the purposes of the Company and UTS, the Board of Directors voted to utilize the written consent of the majority shareholders of the Company.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the merger will be the filing of the articles of merger with the Secretary of State of the State of Nevada.

Certain Federal Income Tax Consequences

The adjusted basis of the new Company Shares will be equal to the adjusted basis of an original UTS shareholder's shares. Our beliefs regarding the tax consequence of the Share Exchange are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the position expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Share Exchange may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Share Exchange.

Accounting Treatment

We expect the merger to be accounted for as a purchase.  All of the pro forma financial information in the Information Statement assumes that the merger will be accounted for as a purchase.  However, we cannot assure you that the merger will, in fact, qualify as a purchase.  We will account for the merger in whichever manner complies with GAAP requirements at the time of the merger.

The parties have prepared the unaudited pro forma financial information contained in this Information Statement using the purchase accounting method to account for the merger.  See "SUMMARY – Comparative Pro Forma and Historical Per Share Data" and the “Dynamic Natural Resources, Inc. Unaudited Pro Forma Balance Sheet”, “Dynamic Natural Resources, Inc. Unaudited Pro Forma Statement of Operations,” and the “March 31, 2008 Table of Historical and Pro Forma Information Per Share” included in the accompanying Financial Statements.

Rights of Dissenting Stockholders

Under Nevada Law shareholders are entitled to dissenter’s rights of appraisal with respect to the share exchange with UTS shareholders and with respect to the issuance of shares to the shareholders of record on September 15, 2006.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under Title 7 of the Nevada Revised Statutes, referred to as the NRS, and is qualified in its entirety by the full text which is comprised of Chapter 92A, which is reprinted in its entirety as Appendix C to this information statement.  Any Dynamic shareholder who desires to exercise his or her dissenters’ rights should review carefully sections 420 (Prerequisites to Demand for Payment for Shares), section 440 (Demand for Payment and Deposit of Certificates; Retention of Rights of Stockholder), and section 460 (Payment for Shares, General Requirements) is urged to consult a legal advisor before electing or attempting to exercise his or her rights.  All references in Chapter 92A to a “shareholder” and in this summary to a “Dynamic shareholder” or a “holder of Dynamic stock” are to the record holder of shares as to which dissenters’ rights are asserted.

Dynamic stockholders who oppose or dissent to the Share Exchange have a right to receive cash, in exchange for their shares of Dynamic common stock, for the fair value of their Dynamic common stock in accordance with procedures prescribed by Nevada law.

Dynamic stockholders who oppose the Share Exchange may elect to receive payment in cash for their shares of Dynamic common stock.  If you elect to receive payment in cash for your Dynamic common stock, you must notify Dynamic in writing on or before __________, 2008, state the number of shares you wish to sell, and enclose a properly endorsed share certificate(s) representing the number of shares of Dynamic common stock being surrendered.  Upon receiving such notice, together with the properly endorsed share certificate(s), Dynamic’s board of directors will determine the fair value of your shares.

Any Dynamic stockholder who contemplates exercising a dissenter’s right to receive cash for the fair value of his or her common stock is urged to read carefully sections 420, 440, and 460 of Chapter 92A of Title 7 of the Nevada Revised Statutes, attached to this Information Statement as Appendix C.

Subject to the exceptions stated below, holders of Dynamic stock who comply with the applicable procedures summarized below will be entitled to dissenters’ rights.

What Are Dissenters’ Rights?  Dynamic shareholders who follow the proper procedures will be entitled to receive from Dynamic the fair value of their shares, calculated as of the close of business on the date on which Dynamic’s shareholders approved the Share Exchange.  Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the Share Exchange.  Dynamic shareholders who elect to exercise their dissenters’ rights must comply with all of the procedures to preserve those rights.

Notice of Intention to Dissent.  If you wish to exercise your dissenters’ rights, you must follow the procedures set forth in Appendix C.  You must file a written notice of intention to demand the fair value of your shares with the Chairman of the Board of Dynamic prior to [Date].  You must not vote your shares in favor of the proposed action.  The notice of approval will state where and when a demand for payment must be sent and where the certificates for eligible shares must be deposited in order to obtain payment.  The notice of approval will also supply a form for demanding payment which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares.

If you assert your dissenters’ rights, you must ensure that Dynamic receives your demand form and your certificates on or before the demand deadline, which will be 30 days after the date of the notice of approval.  All mailings to Dynamic are at your risk.  Accordingly, Dynamic recommends that your notice of intention to dissent, demand form and stock certificates be sent by certified mail only, by overnight courier or by hand delivery.

If you fail to file a notice of intention to dissent, fail to complete and return the demand form, or fail to deposit stock certificates with Dynamic, each within the specified time periods, you will lose your dissenters’ rights under the Nevada Revised Statutes.  You will retain all rights of a shareholder, or beneficial owner, until those rights are modified by completion of the Share Exchange.

Payment of Fair Value by Dynamic.  All dissenters, wherever residing, whose demands have not been settled will be made parties to any appraisal proceeding.  The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value.  Each dissenter made a party will be entitled to recover an amount equal to the fair value of the dissenter’s shares, plus interest, or if Dynamic previously remitted any amount to the dissenter, any amount by which the fair value of the dissenter’s shares is found to exceed the amount previously remitted, plus interest.

A DISSENTING STOCKHOLDER MUST STRICTLY ADHERE TO THE PROCEDURAL STEPS PRESCRIBED BY CHAPTER 92A IN ORDER TO PERFECT DISSENTERS’ RIGHTS.  THE FAILURE OF A DYNAMIC STOCKHOLDER TO COMPLY WITH THESE PROCEDURAL STEPS WILL RESULT IN THE STOCKHOLDER RECEIVING DYNAMIC SHARES IN EXCHANGE FOR HIS OR HER DYNAMIC SHARES BASED ON THE EXCHANGE RATIO SET FORTH IN THE SHARE EXCHANGE AGREEMENT.

THE RECAPITALIZED COMPANY

COMBINED BENEFICIAL OWNERSHIP OF COMMON STOCK AFTER THE EFFECTIVENESS OF THE REMEDIAL PLAN

Following the effectiveness of the Remedial Plan, we will have approximately 14,166,534 shares of common stock, par value $0.0001 per share, issued and outstanding.  The tables below describe the post reverse-split and merger effects of the recapitalized Company and the beneficial ownership of:

a. each person who will be the beneficial owner of more than 5% of the outstanding shares of voting securities;

b. each director;

c. each executive officer; and

d. all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Total Issued and Outstanding
Daniel Seifer	4,948,474(1)	34.9%
Keith A. Tench	2,590,000	18.3%
Mark Seifer (2)	866,583	6.1%
Terrell J. Horne	200,000	1.4%
Scott R. Masse	344,000	2.4%
Gerald Schiano	-	-
All officers and directors as a group	8,949,057	63.2%
(1) Includes 2,154,071 shares owned by Smarts Financial Services, Inc., a company controlled by Daniel Seifer, and 251,633 shares owned Daniel Seifer's spouse.
(2) Mark Seifer is the father of director Daniel Seifer.

The following table sets forth the name and, as of the Effective Date of the UTS merger, the age and position of each officer and director of our company.

Name	Age	Position
Keith A. Tench	37	Director, CEO of UTS
Daniel Seifer	31	Director
Terrell Horne	27	Director, CFO of UTS
Scott Masse	34	Director, CEO of Dynamic Natural Energy, Inc.
Gerald Schiano	48	Director, CFO of Dynamic Natural Energy, Inc.

Background of Executive Officers, Directors and Significant Employees

Daniel Seifer -Mr. Seifer joined UTS as a director at its inception in July 2006. Mr. Seifer has spent the last 12 years as a public company consultant though his company Smarts Financial Services, Inc. Mr. Seifer’s consulting services include the provision of advice in the realms of investor relations, public relations, capital formation, and mergers and acquisitions. Mr. Seifer has been a director since August 2006 of the Company and was its CEO and chairman of the board between approximately August 2006 and August 2007. Mr. Seifer graduated from Michigan State University with a degree in engineering and a minor in business.

Scott Masse -Mr. Masse attended Boston College graduating with a Bachelors degree in finance and accounting in 1996.   Currently Mr. Masse is a director and CEO of the Company.  He has held both positions since August, 2007.  Prior to this position, Mr. Masse was employed as an associated person, a stock broker, at  Options Xpress (November 2006 to August 2007), Summit Brokerage (November 2005 to -November 2006), First Union Securities/Wachovia Securities (June 2001 to November 2005), Legg Mason (October 1998 to June 2001), Smith Barney (October 1996 to October 1998).

Gerald Schiano -Mr. Schiano attended Rhode Island College and graduated with a Bachelors degree in 1981.  Since September, 2007, Mr. Schiano has worked for the Company as the Chief Financial Officer, Chief Operations Officer and Treasurer.  Mr. Schiano has worked as chief executive officer and chief operating officer of Mechanical Insulation (1987-2007), and for Papst Mechatronic, as a controller (1982-1987), as a chief accountant at Gilbane Building (1981-1982).  Mr. Schiano has been involved in litigation regarding his status as the personal guarantor of a corporate loan in a matter unrelated to the Company.

Keith A. Tench -Mr. Tench has been Chairman and CEO of UTS since inception in July 2006. Mr. Tench is responsible for UTS’ growth and development. Prior to UTS, Mr. Tench spent the past twelve years: working as president of a GPS company called Navicom GPS, a subsidiary of NowAuto Group, Inc. (OTCBB: NAUG)(from January 2005 to June 2006); one year as a global account executive at Alltel, and eight years as a global account executive at AT&T Wireless (where he was responsible for the advancement of Hewlett-Packard, Compaq Computers and Agilent Technologies). Mr. Tench coordinated a national team of over 80 representatives that provided sales implementations with remote national locations. His experience and knowledge of the industry are valuable assets to the Company’s wireless and GPS-based product line. Mr. Tench graduated from Sonoma State University with a bachelor of arts in communication and information studies.

Terrell J. Horne –Mr. Horne attended Southwest Texas State.  Mr. Horne has consented to becoming a director of the Company, and has held the office of Chief Financial Officer at UTS since July 2006.  Prior to this position, Mr. Horne worked in sales and finance at the Navicom Corporation (November 2004 to July 2006) and as head golf professional at Western Skies Golf Club from March 2003 to October 2004.

PRO FORMA FINANCIAL INFORMATION

We prepared the pro forma information based upon the financial statements of Dynamic and UTS giving effect to the proposed transaction under the assumptions and adjustments set forth in the footnotes to the pro forma consolidated condensed financial statements.

The pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the Reverse Merger had been in effect on the dates indicated or which may be obtained in the future.  You should read the pro forma consolidated condensed financial statements in conjunction with the financial statements and notes to financial statements of Dynamic and UTS included in this Information Statement.

DYNAMIC NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA BALANCE SHEET

June 30, 2008

	DYNI	UTS	ADJ DEBIT/CRE	PRO FORMA
ASSETS
Current Assets:
Cash	$2,897	$21,898		$24,795
Accounts Receivable	19,544	143,789		163,333
Other Current Assets	600	16,900		17,500
Total Current Assets	23,041	182,587		205,628

Property & Equipment Net	5,585	1,531		7,116

Other Assets:
Oil and Gas Properties	315,524			315,524
Non current receivables		69,558		69,558
Total other Assets	315,524	69,558		385,082

TOTAL ASSETS	$344,150	$253,676		$597,826

LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities: Note payable related party	$6,000	$20,000		$26,000
Accounts Payable	4,073	86,885		90,528
Accrued Liabilities		83,728		83,728
Total Current Liabilities	10,073	190,613		200,686

Long Term Liabilities	12,916	93,525		106,441

TOTAL LIABILITIES	22,989	284,138		307,127

Stockholders Equity (Deficit)
Common stock at $0.0001 per value; 100,000,000 shares authorized; issued and outstanding: 14,166,533 shares	3,084	1,111	(2,778)	1,417
Additional paid-in capital	956,726	466,819	2,778	1,426,313
Accumulated deficit	(638,639)	(498,392)		(1,137,031)

Stockholders’ Equity (Deficit)	327,161	(30,462)		290,699

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$344,150	$253,676		$597,826

DYNAMIC NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the six months ended June 30, 2008

	DYNI	UTS	ADJ DEBIT/CRE	PRO FORMA
Revenue	$21,249	$620,271		$641,520
Cost of Revenue	-	385,737		385,737
Gross Profit	21,249	234,534		255,783

Operation Expenses:
General and Administrative	40,677	221,499		262,176
Professional Fees	11,012	2,205		13,217
Total operating Expenses	51,689	223,709		275,393
Other Income (expense)	554	3		557
Net Income (Loss)	$(29,886)	$10,833		$(19,053)

Basic and Diluted net Income (loss) per share	$(0.01)	$0.00		$(0.00)

Weighted Average Number of Shares used in Calculation Basic and Diluted Net income (loss) Per share	3,084,034	11,082,500		14,166,534

June 30, 2008

Table of Historical and Pro Forma Information Per Share

	Parent Company Dynamic Natural Resources, Inc.		Target Company Universal Tracking Solutions, Inc
	HISTORICAL	PRO FORMA	HISTORICAL	PRO FORMA
Book Value Per Share
As of June 30, 2008	$0.01	$0.02	$0.00	$0.00

Cash dividend per share
For the Year Ended December 31, 2007	$0.00	$0.00	$0.00	$0.00

For the Six Months ended June 30, 2008	$-0-	$-0-	$0.00	$0.00

Income (Loss) Per Share
For the year Ended December 31, 2007	$(0.02)	$(0.06)	$(0.03)	$(0.04)
	(26,497,000 SHS)	(14,191,533 SHS)	(11,107,500 SHS)	(7,082,500 SHS)

For the Six Months Ended June 30,2008	$(0.00)	$0.00	$0.00	$0.00
	(3,084,034 SHS)	(14,166,534 SHS)	(11,082,500 SHS)	(7,082,500 SHS)

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future.  In the event a shareholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (508) 463-6290, or by mail to our address at 78 South Street Suite 202, Wrentham, MA 02093.

ADDITIONAL INFORMATION ABOUT THE COMPANY

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC'S web site at http://www.sec.gov , by following the link to “Filing and Forms (EDGAR),” then “Search for Company Filings”, then “Companies & Other Filers” and then entering the word DYNAMIC NATURAL RESOURCES, INC. You may also read and copy any document we file with the SEC at its public reference facilities.  Dynamic’s audited Financial Statements for the year ending December 31, 2007 are included in its Form 10-KSB, as amended, filed on September 13, 2008, and its unaudited quarterly financial statements are included in its Form 10-Q, as amended, filed on September 13, 2008.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

ADDITIONAL INFORMATION ABOUT UTS

UTS may be contacted for additional information. UTS is located at 3317 S. Higley Road, Suite 114-475, Gilbert, Arizona 85297. UTS' telephone number is (480) 855-8877.

Exhibits

1) Dissenter’s Rights: Nevada Revised Statute, Title 7, §92A

2) Audited UTS Financial Statements

3) April 1, 2008 Board Resolution

4) Share Exchange Agreement

5) Audited DNR Financial Statements

DYNAMIC NATURAL RESOURCES, INC.

By:	/s/ Scott Masse
Scott Masse
CEO
Date: September 18, 2008